Granite Point Mortgage Trust Inc. Reports
First Quarter 2022 Financial Results
and Post Quarter-End Update

NEW YORK, May 10, 2022 – Granite Point Mortgage Trust Inc. (NYSE: GPMT) ("GPMT," "Granite Point" or the "Company") today announced its financial results for the quarter ended March 31, 2022, and provided an update on its activities subsequent to quarter-end. A presentation containing first quarter 2022 financial highlights and activity post quarter-end can be viewed at www.gpmtreit.com.

First Quarter 2022 Activity
•GAAP net income of $1.0 million, or $0.02 per basic share, including a $(5.8) million, or approx. $(0.11) per basic share, charge on early extinguishment of debt and a $(3.7) million provision for credit losses, or approx. $(0.07) per basic share, of which approximately $(0.04) was related to the resolution of a nonaccrual loan.
•Distributable Earnings(1) before write-off of $12.7 million, or $0.24 per basic share. Distributable Earnings(1) of $2.6 million, or $0.05 per basic share, inclusive of a $(10.1) million, or $(0.19) per basic share, loan write-off.
•Book value of $16.39 per common share, inclusive of $(0.67) per common share CECL reserve.
•Declared and paid a cash dividend of $0.25 per common share; Series A preferred cash dividend of $0.4375 per share.
•Closed on $153.7 million of total commitments and funded $172.9 million in total UPB, including prior commitments of $34.6 million and $6.2 million for loan upsizings.
•Realized $172.4 million(2) in total UPB in loan repayments, principal amortization, and a loan sale related to the successful resolution of the $54 million nonaccrual senior loan collateralized by an office property in Washington, D.C.
•Portfolio of $4.2 billion in total commitments comprised of over 99% senior loans with a weighted average stabilized LTV of 63.2%(3) and a weighted average yield at origination of LIBOR/SOFR 4.06%(4).
•Portfolio is over 98% floating rate with a weighted average LIBOR/SOFR floor of 1.14%.
•Expanded the permanent equity base to over $1 billion through a $90.8 million add-on preferred offering, bringing total preferred stock issued to approx. $205 million.
•Reduced the borrowings under the senior secured term loan facilities to $100 million through an incremental $50 million repayment. Incurred a charge on early extinguishment of debt of approx. $(5.8) million, or $(0.11) per basic share.
•Successfully resolved through a loan sale a $54 million senior loan collateralized by an office property located in Washington, D.C., which had been previously placed on nonaccrual status. As a result of the sale, the Company realized a loss of $(10.1) million, which had been largely reserved for through the previously recorded allowance for credit loss on this loan of $(8.0) million.

Post Quarter-End Update
•Current forward pipeline of senior CRE loans with total commitments of approx. $200 million and initial fundings of over $165 million, which have either closed or are in the closing process, subject to fallout.
•Since quarter end, funded over $140 million of total principal balance, including approx. $12 million on existing loan commitments.(5)
•Successfully refinanced two legacy funding vehicles, retiring inefficient and higher cost liabilities and releasing substantial amount of favorably priced capital of approximately $180 million.
•Fully repaid the remaining $100 million of borrowings under the senior secured term loan facilities. Incurred a charge on early extinguishment of debt of approximately $(11.3) million, or $(0.21) per basic share.
•Fully repaid approximately $129 million of borrowings under the term financing facility with Goldman Sachs. Recognized a charge-off of unamortized transaction costs of approximately $(1.8) million, or $(0.03) per basic share.
•Extended the maturity of the Morgan Stanley repurchase facility to June 2023, and increased the maximum facility size to $600 million.
•Carried $174.2 million in cash.(5)

“We are pleased to report that we have made tremendous progress on our strategic priorities of repositioning our balance sheet and improving run-rate earnings,” said Jack Taylor, President and Chief Executive Officer of Granite Point. “We have refinanced two older, and de-levered loan funding vehicles, releasing a substantial amount of capital trapped in those structures that has caused a drag on earnings. We have now fully repaid the high-cost term loan, we have resolved three of our four non-accrual loans, and have additional capital available to both make new loan investments and for other corporate purposes. All of these actions have the ability to meaningfully offset the earnings impact of rising short-term interest rates in the near-term and also position us well for the second half of the year, as our portfolio loan yields are expected to increase if short-term rates continue to rise. Moreover, there are additional actions we intend to take which could provide even further benefits and drive attractive total returns for our stockholders. Supported by the strong performance of our investment portfolio and positive credit migration, we believe Granite Point is well-positioned to create value for our stockholders.”

(1)Please see footnote (1) on page 6 for Distributable Earnings definition and a reconciliation of GAAP to non-GAAP financial information.
(2)Excludes a write-off of $(10.1) million.
(3)Stabilized loan-to-value ratio (LTV) is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancy.
(4)Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield.
(5)As of May 9, 2022.

Conference Call
Granite Point Mortgage Trust Inc. will host a conference call on May 11, 2022 at 11:00 a.m. ET to discuss first quarter 2022 financial results and related information. To participate in the teleconference, please call toll-free (833) 255-2835 (or (412) 902-6769 for international callers), approximately 10 minutes prior to the above start time, and ask to be joined into the Granite Point Mortgage Trust Inc. call. You may also listen to the teleconference live via the Internet at www.gpmtreit.com, in the Investor Relations section under the Events & Presentations link. For those unable to attend, a telephone playback will be available beginning May 11, 2022, at 12:00 p.m. ET through May 18, 2022, at 12:00 a.m. ET. The playback can be accessed by calling (877) 344-7529 (or (412) 317-0088 for international callers) and providing the Access Code 4368221. The call will also be archived on the Company’s website in the Investor Relations section under the Events & Presentations link.

About Granite Point Mortgage Trust Inc.
Granite Point Mortgage Trust Inc. is a Maryland corporation focused on directly originating, investing in and managing senior floating rate commercial mortgage loans and other debt and debt-like commercial real estate investments. Granite Point is headquartered in New York, NY.  Additional information is available at www.gpmtreit.com.

Forward-Looking Statements
This press release contains, or incorporates by reference, not only historical information, but also forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “target,” “believe,” “outlook,” “potential,” “continue,” “intend,” “seek,” “plan,” “goals,” “future,” “likely,” “may” and similar expressions or their negative forms, or by references to strategy, plans or intentions. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical facts or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify, in particular those related to the COVID-19 pandemic, including the ultimate impact of COVID-19 on our business, financial performance and operating results. Our expectations, beliefs and estimates are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and estimates will prove to be correct or be achieved, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequent Form 10-Q and Form 8-K filings made with the SEC, under the caption “Risk Factors.” These risks may also be further heightened by the continued and evolving impact of the COVID-19 pandemic. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

This press release is for informational purposes only and shall not constitute, or form a part of, an offer to sell or buy or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying earnings presentation present non-GAAP financial measures, such as Distributable Earnings and Distributable Earnings per basic common share, that exclude certain items. Granite Point management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the Company’s core business operations, and uses these measures to gain a comparative understanding of the Company’s operating performance and business trends. The non-GAAP financial measures presented by the Company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The Company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 6 of this release.

Additional Information
Stockholders of Granite Point and other interested persons may find additional information regarding the Company at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Granite Point Mortgage Trust Inc., 3 Bryant Park, 24th Floor, New York, NY 10036, telephone (212) 364-5500.

Contact
Investors: Marcin Urbaszek, Chief Financial Officer, Granite Point Mortgage Trust Inc., (212) 364-5500, investors@gpmtreit.com.

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2022	December 31, 2021
ASSETS	(unaudited)
Loans held-for-investment	$3,784,624	$3,782,205
Allowance for credit losses	(34,154)	(40,897)
Loans held-for-investment, net	3,750,470	3,741,308
Cash and cash equivalents	148,162	191,931
Restricted cash	105,972	12,362
Accrued interest receivable	11,142	10,716
Other assets	31,067	32,201
Total Assets	$4,046,813	$3,988,518
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase facilities	$748,555	$677,285
Securitized debt obligations	1,631,991	1,677,619
Asset-specific financings	43,622	43,622
Term financing facility	127,303	127,145
Convertible senior notes	273,369	272,942
Senior secured term loan facilities	93,589	139,880
Dividends payable	17,395	14,406
Other liabilities	21,495	21,436
Total Liabilities	2,957,319	2,974,335
Commitments and Contingencies
10.00% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 1,000 shares issued and outstanding ($1,000,000 liquidation preference)	1,000	1,000
Stockholders’ Equity
7.00% Series A cumulative redeemable preferred stock, par value $0.01 per share; 8,280,000 shares authorized and 8,229,500 and 4,596,500 shares issued and outstanding, respectively; liquidation preference $25.00 per share	82	46
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 53,855,577 and 53,789,465 shares issued and outstanding, respectively	539	538
Additional paid-in capital	1,213,274	1,125,241
Cumulative earnings	176,154	171,518
Cumulative distributions to stockholders	(301,680)	(284,285)
Total Granite Point Mortgage Trust Inc. Stockholders’ Equity	1,088,369	1,013,058
Non-controlling interests	125	125
Total Equity	$1,088,494	$1,013,183
Total Liabilities and Stockholders’ Equity	$4,046,813	$3,988,518

GRANITE POINT MORTGAGE TRUST INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except share data)

	Three Months Ended
	March 31,
	2022	2021
Interest income:	(unaudited)
Loans held-for-investment	$47,298	$54,039
Cash and cash equivalents	23	100
Total interest income	47,321	54,139
Interest expense:
Repurchase facilities	5,008	8,951
Securitized debt obligations	9,732	4,617
Convertible senior notes	4,546	4,518
Term financing facility	1,373	2,122
Asset-specific financings	282	877
Senior secured term loan facilities	2,868	5,280
Total interest expense	23,809	26,365
Net interest income	23,512	27,774
Other income (loss):
(Provision for) benefit from credit losses	(3,688)	9,119
Loss on extinguishment of debt	(5,791)	—
Fee income	493	—
Total other income (loss)	(8,986)	9,119
Expenses:
Compensation and benefits	5,816	5,460
Servicing expenses	1,461	1,316
Other operating expenses	2,614	2,127
Total expenses	9,891	8,903
Income before income taxes	4,635	27,990
Benefit from income taxes	(1)	(1)
Net income	4,636	27,991
Dividends on preferred stock	3,625	25
Net income attributable to common stockholders	$1,011	$27,966
Basic earnings per weighted average common share	$0.02	$0.51
Diluted earnings per weighted average common share	$0.02	$0.45
Dividends declared per common share	$0.25	$0.25
Weighted average number of shares of common stock outstanding:
Basic	53,857,051	55,137,608
Diluted	53,961,497	71,834,396
Comprehensive income:
Net income attributable to common stockholders	$1,011	$27,966
Comprehensive income	$1,011	$27,966

GRANITE POINT MORTGAGE TRUST INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)

Three Months Ended March 31, 2022
(unaudited)
Reconciliation of GAAP net income to Distributable Earnings(1):

GAAP net income	$1,011
Adjustments:
Provision for credit losses	3,688
Loss on extinguishment of debt	5,791
Non-cash equity compensation	2,171
Distributable Earnings(1) before write-off	$12,661
Write-off on loan sale	(10,107)
Distributable Earnings(1)	$2,554

Distributable Earnings(1) before write-off per basic common share	$0.24
Distributable Earnings(1) per basic common share	$0.05
Basic weighted average shares outstanding	53,857,051
(1)Beginning with our Annual Report on Form 10-K for the year ended December 31, 2021, and for all subsequent reporting periods ending on or after December 31, 2021, we have elected to present Distributable Earnings, a measure that is not prepared in accordance with GAAP, as a supplemental method of evaluating our operating performance. Distributable Earnings replaces our prior presentation of Core Earnings with no changes to the definition. In order to maintain our status as a REIT, we are required to distribute at least 90% of our taxable income as dividends. Distributable Earnings is intended to serve as a general proxy for our taxable income, though it is not a perfect substitute for it, and, as such, is considered a key indicator of our ability to generate sufficient income to pay our common dividends and in determining the amount of such dividends, which is the primary focus of income-oriented investors who comprise a meaningful segment of our stockholder base. We believe providing Distributable Earnings on a supplemental basis to our net income (loss) and cash flow from operating activities, as determined in accordance with GAAP, is helpful to stockholders in assessing the overall performance of our business.

We use Distributable Earnings to evaluate our performance, excluding the effects of certain transactions and GAAP adjustments we believe are not necessarily indicative of our current loan portfolio and operations. For reporting purposes, we define Distributable Earnings as net income (loss) attributable to our stockholders, computed in accordance with GAAP, excluding: (i) non-cash equity compensation expenses; (ii) depreciation and amortization; (iii) any unrealized gains (losses) or other similar non-cash items that are included in net income for the applicable reporting period (regardless of whether such items are included in other comprehensive income (loss) or in net income for such period); and (iv) certain non-cash items and one-time expenses. Distributable Earnings may also be adjusted from time to time for reporting purposes to exclude one-time events pursuant to changes in GAAP and certain other material non-cash income or expense items approved by a majority of our independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent we foreclose upon the property or properties underlying such debt investments.

While Distributable Earnings excludes the impact of the unrealized non-cash current provision for credit losses, we expect to only recognize such potential credit losses in Distributable Earnings if and when such amounts are deemed non-recoverable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold, but nonrecoverability may also be concluded if, in our determination, it is nearly certain that all amounts due will not be collected. The realized loss amount reflected in Distributable Earnings will equal the difference between the cash received, or expected to be received, and the carrying value of the asset, and is reflective of our economic experience as it relates to the ultimate realization of the loan. During the three months ended March 31, 2022, we recorded a $(3.7) million provision for credit losses, which has been excluded from Distributable Earnings consistent with other unrealized gains (losses) and other non-cash items pursuant to our existing policy for reporting Distributable Earnings referenced above. Pursuant to our existing policy for reporting Distributable Earnings referenced above, during the three months ended March 31, 2022, we recorded a $(10.1) million write-off on loan sale, which we included in Distributable Earnings because we did not collect all amounts due at the time the loan was sold. During the three months ended March 31, 2022, we recorded a $(5.8) million loss on early extinguishment of debt, which has been excluded from Distributable Earnings consistent with certain one-time expenses pursuant to our existing policy for reporting Distributable Earnings as a helpful indicator in assessing the overall run-rate operating performance of our business.

Distributable Earnings does not represent net income (loss) or cash flow from operating activities and should not be considered as an alternative to GAAP net income (loss), or an indication of our GAAP cash flows from operations, a measure of our liquidity, or an indication of funds available for our cash needs. In addition, our methodology for calculating Distributable Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and, accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.